EXHIBIT 77C
OPPENHEIMER ROCHESTER NEW JERSEY MUNICIPAL FUND

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On September 27, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, as adjourned to August 2, 2013, a meeting of Oppenheimer Rochester New Jersey Municipal Fund, a series of Oppenheimer Multi-State Municipal Trust, was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
24,167,204                                1,510,704                                6,753,497

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
24,237,367                                1,500,793                                6,693,245

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
24,030,725                                1,605,527                                6,795,156

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
23,992,996                                1,640,916                                6,797,493

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
24,068,555                                1,572,067                                6,790,784

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
24,113,611                                1,479,442                                6,838,353

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                              Against                                Abstain
23,814,392                                1,887,847                                6,729,170

2p:  Proposal to remove miscellaneous fundamental policy relating to investment strategy restrictions
For                              Against                                Abstain
23,878,276                                1,753,583                                6,799,547

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
6,799,547                                2,516,780                                6,860,975

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
23,790,719                                1,945,379                                6,695,309

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
   423,206,325                       18,445,152                                 108,732,480

EXHIBIT 77C
OPPENHEIMER PENNSYLVANIA MUNICIPAL FUND

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On August 2, 2013, following an adjournment from a second shareholder meeting of Oppenheimer Pennsylvania Municipal Fund (the “Fund”), a series of Oppenheimer Multi-State Municipal Trust (the “Trust”), held on June 21, 2013, a meeting of the Fund was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) were approved as described in the Fund’s proxy statement dated April 12, 2013.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
47,489,847                   2,127,610                                5,385,115

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
47,759,863                   1,881,599                                5,361,113

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
47,469,021                    2,193,741                                5,339,812

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
47,539,180                   2,046,483                                5,416,907

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
47,526,314                 2,038,240                                5,438,018

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
47,554,274                    1,991,270                                5,457,027

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                              Against                                Abstain
47,045,349                  2,569,713                                5,387,508

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
45,925,395                    3,523,601                                5,553,578

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
47,181,187                 2,519,122                                5,302,263

On September 27, 2013, following an adjournment from a second shareholder meeting of the Fund held on June 21, 2013, as adjourned to August 2, 2013 and August 12, 2013, a meeting of the Fund was held at which an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) was approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
   423,206,325                   18,445,152                                 108,732,480

EXHIBIT 77C
OPPENHEIMER ROCHESTER NATIONAL MUNICIPALS

SPECIAL SHAREHOLDER MEETINGS (Unaudited)

On September 27, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, as adjourned to August 2, 2013, a meeting of Oppenheimer Rochester National Municipals was held at which the sub-proposals below (Proposal No. 2 (including all of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2a:  Proposal to revise the fundamental policy relating to borrowing
For                              Against                                Abstain
      346,128,758                    19,831,282                          96,609,249

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                              Against                                Abstain
                   347,480,416                      18,898,613                            96,190,256

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                              Against                                Abstain
      344,631,486                      21,538,657                             96,399,197

2d:  Proposal to revise the fundamental policy relating to lending
For                              Against                                Abstain
     344,488,129                 21,219,250                                 96,861,909

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                              Against                                Abstain
      345,569,566                20,035,753                                   96,963,974

2f:  Proposal to revise the fundamental policy relating to senior securities
For                              Against                                Abstain
      346,228,852                  19,460,503                             96,879,933

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                              Against                                Abstain
      345,054,349                     20,191,022                              97,323,917

2h:  Proposal to revise the fundamental policy relating to tax-free securities
For                              Against                                Abstain
      342,708,344                    23,098,213                                96,762,735

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                              Against                                Abstain
      323,328,834                   41,329,459                              97,910,997

2s:  Proposal to approve a change in the Fund’s investment objective
For                              Against                                Abstain
      342,901,426                   22,363,302                               97,304,566

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                              Against                                Abstain
   423,206,325                      18,445,152                                 108,732,480